UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 27, 2010
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CFS BANCORP, INC.
(Exact name of registrant as specified in its charter)
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Indiana (State or other jurisdiction of incorporation)	000-24611 (Commission File Number)	35-2042093 (IRS Employer Identification No.)

                                                                                    707 Ridge Road, Munster, Indiana                                                                                                                                                                                   46321
                                                                      (Address of principal executive offices)                                                                                                                                                                              (Zip Code)

Registrant’s telephone number, including area code:  (219) 836-5500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

CFS Bancorp, Inc. (the “Company”) held its annual meeting of shareholders on April 27, 2010 (the “Annual Meeting”).  The following matters were voted on at the Annual Meeting:

(i)	the election of two directors to serve for a three-year term expiring in 2013 and until their successors are elected and qualified; and

(ii)	the ratification of the appointment of BKD, LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2010.

Because the election of directors at the Annual Meeting involved two candidates nominated by the Company’s Board of Directors and a candidate nominated by PL Capital, LLC the preliminary voting results are not yet available from the inspector of election for the Annual Meeting.  The Company will amend this Current Report at such time as the inspector of election issues to the Company preliminary voting results for the matters considered at the Annual Meeting.

Item 8.01        Other Events.

The Company announced at the Annual Meeting that it intends to use a WHITE proxy card in connection with the solicitation of proxies by the Board of Directors for use at the Company’s 2011 annual meeting of shareholders.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 3, 2010
                                       CFS BANCORP, INC.

                     By: /s/ Joyce M. Fabisiak
                                                                                    Joyce M. Fabisiak
                  Vice President